EXHIBIT 32.1
Certification of Principal Executive Officer
pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and 18 U.S.C. Section 1350
In connection with the Annual Report of PAR Technology Corporation (the “Company”) on Form 10-K for the period ended December 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Savneet Singh, Interim Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. § 1350, that, to my knowledge:

(i)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 18, 2019

/s/ Savneet Singh
Savneet Singh
Interim Chief Executive Officer & President
(Principal Executive Officer)